PERSPECTIVE II® (08/11)
VARIABLE AND FIXED
ANNUITY APPLICATION (VA620NY)

JACKSON®
NATIONAL LIFE INSURANCE COMPANY
OF NEW YORK

Home Office: Purchase, NY 10577
www.jackson.com

First Class Mail: P.O. Box 30313
Lansing, MI 48909-7813

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-599-5651
Bank or Financial Institution Customer Care: 888-464-7779
Fax: 888-576-8383
Hours: 8:00 a.m. to 8:00 p.m. ET
Email: contactus@jackson.com

Broker/Dealer or External Account No. (if applicable)

- **PLEASE PRINT**
- If Owner (and/or Joint Owner) is not a U.S. Citizen and/or a U.S. Resident, Form W-9 or Form W-8BEN (as applicable) is required with application.
- If Owner is a Trust, Trustee Certification form N5335 or trust documents are required with application.
- ! It is required for Good Order that you provide a physical address.
- Only include mailing address if different from physical address.

Primary Owner

Type of Ownership: ☐ Individual/Joint ☐ Trust ☐ Custodian ☐ Corporation/Pension Plan

Social Security Number or **Tax I.D. Number**

Sex Male ☐ Female ☐

U.S. Citizen Yes ☐ No ☐

First Name | **Middle Name** | **Last Name**

Non-Natural Owner/Entity Name (if applicable)

Date of Birth (mm/dd/yyyy) / / | **Telephone Number** (including area code) ( ) | **Email Address**

Physical Address Line 1 (No P.O. Boxes) | **Line 2**

City | **State** | **ZIP Code**

Mailing Address Line 1 | **Line 2**

City | **State** | **ZIP Code**

Joint Owner

- Proceeds will be distributed in accordance with the Contract on the first death of either Owner.

First Name | **Middle Name** | **Last Name**

Social Security Number | **Date of Birth** (mm/dd/yyyy) / / | **Sex** Male ☐ Female ☐ | **U.S. Citizen** Yes ☐ No ☐

Email Address | **Relationship to Owner** ☐ Spouse ☐ Other______ | **Telephone Number** (including area code) ( )

Physical Address Line 1 (No P.O. Boxes) | **Line 2**

City | **State** | **ZIP Code**

Primary Annuitant

- Complete this section if different from Owner.

☐ Same as Owner   Sex Male ☐ Female ☐   U.S. Citizen Yes ☐ No ☐

First Name	Middle Name	Last Name

Social Security Number	Date of Birth (mm/dd/yyyy)	Telephone No. (including area code)	Relationship to Owner
	/ /	( )	☐ Spouse ☐ Other_____

Physical Address Line 1 (No P.O. Boxes)	Line 2

City	State	ZIP Code

Joint/Contingent Annuitant

- Complete this section if different from Joint Owner.
- Contingent Annuitant **must** be Annuitant's spouse. Available only on a Qualified plan custodial account when electing a Joint GMWB.

☐ Joint Annuitant OR ☐ Contingent Annuitant   Sex Male ☐ Female ☐   U.S. Citizen Yes ☐ No ☐

☐ Same as Joint Owner

First Name	Middle Name	Last Name

Social Security Number	Date of Birth (mm/dd/yyyy)	Telephone No. (including area code)	Relationship to Owner
	/ /	( )	☐ Spouse ☐ Other_____

Physical Address Line 1 (No P.O. Boxes)	Line 2

City	State	ZIP Code

Beneficiary(ies)

! It is required for Good Order that the Death Benefit Percentage be whole numbers and **must** total 100% for each beneficiary type.

- For additional beneficiaries, please attach a separate sheet, signed and dated by the Owner, which includes names, percentages, and other required information.

☐ Primary   ___ % Percentage of Death Benefit

Individual Name (First, Middle, Last) or Non-Natural Entity Name

Social Security/Tax I.D. Number	Date of Birth (mm/dd/yyyy)	Relationship to Owner
	/ /	☐ Spouse ☐ Other_____

☐ Primary ☐ Contingent   ___ % Percentage of Death Benefit

Individual Name (First, Middle, Last) or Non-Natural Entity Name

Social Security/Tax I.D. Number	Date of Birth (mm/dd/yyyy)	Relationship to Owner
	/ /	

☐ Primary ☐ Contingent   ___ % Percentage of Death Benefit

Individual Name (First, Middle, Last) or Non-Natural Entity Name

Social Security/Tax I.D. Number	Date of Birth (mm/dd/yyyy)	Relationship to Owner
	/ /	

Premium Payment

- Make all checks payable to **Jackson National Life Insurance Company of New York®**.

Select method of payment

☐ Check $__________   ☐ Wire $__________

☐ External Transfer $__________   ☐ Internal Transfer $__________

Annuity Type

- **Jackson National Life Insurance Company of New York,** also referred to as **"Jackson of NY®"** or **"the Company"** will issue Annuity Type per the bold headings.

IRA:
- ☐ IRA - Traditional*
- ☐ Stretch IRA

Roth IRA:
- ☐ Roth Conversion
- ☐ Roth IRA*

*Tax Contribution Years and Amounts:
Year:________ $___________
Year:________ $___________

Non-Qualified Plan:
- ☐ Deferred Compensation
- ☐ Non-Tax Qualified

Qualified Plan:
- ☐ 401(k) Qualified Savings Plan
- ☐ Cash Balance-Defined Benefit
- ☐ Cash Balance-Defined Contribution
- ☐ HR-10 (Keogh) Plan
- ☐ Money Purchase
- ☐ Profit Sharing Plan
- ☐ Roth 401(k)
- ☐ Target Benefit Plan

TSA Plan:
- ☐ 403(b) TSA

SEP/IRA (408(k)):
- ☐ SARSEP
- ☐ SEP

ORP:
- ☐ ORP
- ☐ Texas ORP

Charitable Remainder Trust:
- ☐ Charitable Remainder Annuity Trust
- ☐ Charitable Remainder Unitrust

Statement Regarding Replacement of Existing Policies or Annuity Contracts

! It is required for Good Order that this entire section be completed.

- If replacing, please provide the Jackson of NY pre-assigned Contract number.

Are you replacing an existing life insurance policy or annuity contract?

No ☐ Yes ☐ **Jackson of NY pre-assigned Contract number:** ______________________

If "Yes" please complete the following company information. Please complete all necessary forms as required by New York Regulation 60.

Company name	Contract number	Anticipated amount
		$
		$
		$

Transfer Information

! For transfers, it is required for Good Order that this entire section be completed.

Non-Qualified Plan Types: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plan Types: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

Please check the appropriate box(es) under the "Transfer Type" and "Client Initiated" headings. If you have already, or plan to submit a transfer request to the surrendering institution, please select "Yes" under "Client Initiated." **Jackson of NY will only request the funds if this section is left blank or checked "No."**

Transfer Type	Client Initiated	Company releasing funds	Account number	Anticipated date of receipt	Anticipated transfer amount
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy)

/ /

If an Income Date is not specified, Jackson of NY will default to the Latest Income Date as shown in the Contract.

Optional Death Benefits
Once selected, optional death benefits cannot be changed.

- If no Optional Death Benefit is selected your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details.
- **Optional Death Benefit and Other Optional Benefits: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

☐ **Highest Anniversary Value Death Benefit** (Ages 0-79)

Other Optional Benefits
Once selected, optional benefits cannot be changed.

Guaranteed Living Benefit Options (May select only one GMWB)

GMWB For Life
(For Life Guaranteed Minimum Withdrawal Benefits)

LifeGuard Freedom Flex
For Life GMWB with Owner's choice of Bonus and Step-Up (Ages 35-80)

Bonus (**Must** select one)
- ☐ 5%
- ☐ 6%
- ☐ 7%

Step-Up (**Must** select one)
- ☐ Annual
- ☐ Annual to Highest Quarterly Contract Value

LifeGuard Freedom Flex w/ Joint Option [1,2,3]
Joint For Life GMWB with Owner's choice of Bonus and Step-Up (Ages 35-80)

Bonus (**Must** select one)
- ☐ 5%
- ☐ 6%

Step-Up (**Must** select one)
- ☐ Annual
- ☐ Annual to Highest Quarterly Contract Value

☐ **LifeGuard Freedom 6 Net** ℠
For Life GMWB with Bonus, Annual Step-Up, & Earnings-Sensitive Withdrawal Amount (Ages 35-80)

☐ **LifeGuard Freedom 6 Net** ℠ **w/ Joint Option** [1,2,3]
Joint For Life GMWB with Bonus, Annual Step-Up, & Earnings-Sensitive Withdrawal Amount (Ages 35-80)

GMWB (Guaranteed Minimum Withdrawal Benefits)

☐ **SafeGuard Max®**
GMWB with 5-Year Step-Up (Ages 0-85)

☐ **AutoGuard® 5**
5% GMWB with Annual Step-Up (Ages 0-80)

☐ **AutoGuard 6**
6% GMWB with Annual Step-Up (Ages 0-80)

Contract Enhancement Options [4,5]

(May select only one) (Ages 0-87)

- ☐ 4% of first year premium
- ☐ 3% of first year premium
- ☐ 2% of first year premium

Withdrawal Option

- ☐ **4-Year Withdrawal Charge Schedule **** (Ages 0-85)

** **If selected, premium payments will not be accepted after the first Contract Year.**

[1] For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on Page 1 (including the "Relationship to Owner" box) is properly completed.

[2] For Qualified plans, excluding custodial accounts, 100% spousal primary beneficiary designation required. Please ensure the Primary Beneficiary section on Page 2 (including the "Relationship to Owner" box) is properly completed.

[3] For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.

[4] Please complete the Important Disclosure Regarding the Contract Enhancement.

[5] If selected, Fixed Account allocation and transfer restrictions will apply. Please see the Premium Allocation section for details. The Capital Protection Program is not available.

If electing a Guaranteed Living Benefit Option, please read the disclosures in the Notice to Applicant section on page 7.

Premium Allocation

Tell us how you want your annuity premiums invested. **TOTAL ALLOCATION MUST EQUAL 100%.**

Total number of allocation selections may not exceed 18.

JNL®
- % Institutional Alt 20
- % Institutional Alt 35
- % Institutional Alt 50

JNL/American Funds®
- % Blue Chip Income and Growth
- % Global Bond
- % Global Small Capitalization
- % Growth-Income
- % International
- % New World

JNL/BlackRock
- % Commodity Securities
- % Global Allocation

JNL/Capital Guardian
- % Global Balanced
- % Global Diversified Research
- % U.S. Growth Equity

JNL/Eagle
- % Core Equity
- % SmallCap Equity

JNL/Franklin Templeton
- % Founding Strategy
- % Global Growth
- % Income
- % International Small Cap Growth
- % Mutual Shares
- % Small Cap Value

JNL/Goldman Sachs
- % Core Plus Bond
- % Mid Cap Value
- % U.S. Equity Flex

JNL/Invesco
- % Global Real Estate
- % International Growth
- % Large Cap Growth
- % Small Cap Growth

JNL/Ivy
- % Asset Strategy

JNL/JPMorgan
- % International Value
- % MidCap Growth
- % U.S. Government & Quality Bond

JNL/Lazard
- % Mid Cap Equity

JNL/M&G
- % Global Basics
- % Global Leaders

JNL/Mellon Capital Management
- % JNL 5
- % 25
- % Select Small-Cap
- % JNL Optimized 5
- % VIP
- % Dow SM Dividend
- % European 30
- % Nasdaq® 25
- % NYSE® International 25
- % Pacific Rim 30
- % S&P® 24
- % S&P SMid 60
- % Value Line® 30
- % S&P 500® Index
- % S&P 400 MidCap Index
- % Small Cap Index
- % International Index
- % Bond Index
- % Index 5
- % 10 x 10
- % Communications Sector
- % Consumer Brands Sector
- % Financial Sector
- % Healthcare Sector
- % Oil & Gas Sector
- % Technology Sector

JNL/Oppenheimer
- % Global Growth

JNL/PAM
- % Asia ex-Japan
- % China-India

JNL/PIMCO
- % Real Return
- % Total Return Bond

JNL/PPM America
- % Floating Rate Income
- % High Yield Bond
- % Mid Cap Value
- % Small Cap Value
- % Value Equity

JNL/T. Rowe Price
- % Established Growth
- % Mid-Cap Growth
- % Short-Term Bond
- % Value

JNL/WMC
- % Balanced
- % Money Market
- % Value

JNL/S&P
- % 4
- % Competitive Advantage
- % Dividend Income & Growth
- % Intrinsic Value
- % Total Yield

JNL/S&P Managed
- % Conservative
- % Moderate
- % Moderate Growth
- % Growth
- % Aggressive Growth

JNL Disciplined
- % Moderate
- % Moderate Growth
- % Growth

PREMIUM ALLOCATIONS CONTINUED ON PAGE 6.

Premium Allocation (Cont. from page 5)

(Cont. from page 5)

- See the **NOTE** for some important terms regarding the Fixed Account Options.

Fixed Account Options *
% 1-Year
% 3-Year
% 5-Year
% 7-Year

! It is required for Good Order that you provide Directed Transfer form (NV4490) if selecting the 1-Year Fixed Account Option and a Contract Enhancement.

* If you elect a Contract Enhancement Option, you may not allocate premium, or make transfers to the 3-, 5-, or 7-Year Fixed Account Options during the first eight Contract Years (six years for the 2% Contract Enhancement Option.)

If premium is allocated to the 1-Year Fixed Account Option during the first seven Contract Years (five years for the 2% Contract Enhancement Option), required monthly transfers will be taken from the 1-Year Fixed Account Option and transferred to the selected variable Investment Divisions over a 6- or 12-month period, as selected. No transfers will be allowed from the variable Investment Divisions into the 1-Year Fixed Account Option until the end of the seven year (or five year, if applicable) period.

NOTE: The Contract permits Jackson of NY to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

Systematic Investment (periodic premium reallocation programs)

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section will participate in Automatic Rebalancing.

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

Frequency:

☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy) ____________________________

Note: If no date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you selected) from the date Jackson of NY applies the first premium payment. If no frequency is selected, the frequency will be annual. No transfers will be made on days 29, 30 or 31, unless set up on annual frequency.

DCA (Dollar Cost Averaging)

☐ This request is to establish the Dollar Cost Averaging option.

If DCA is selected, you must attach the Systematic Investment Form (NV2375). Must be completed for "Good Order."

Capital Protection Program

☐ Yes - **Please complete Supplemental Application NV4674. Must be completed for "Good Order."**

☐ No - Please complete the Premium Allocation section on Pages 5 and 6.

Electronic Delivery Authorization

I agree to receive documents electronically:

This consent will continue unless and until revoked and will cover delivery to you in the form of a compact disc, by email or by notice to you of a document's availability on Jackson of NY's website.

• Check the boxes next to the types of documents you wish to receive electronically. If an email address is provided, but no document type is selected, the selection will default to "All Documents."

- [ ] **ALL DOCUMENTS**
- [ ] Quarterly statements
- [ ] Periodic and immediate confirmation statements
- [ ] Annual and Semi-Annual reports
- [ ] Prospectuses and prospectus supplements
- [ ] Proxy and other voting materials
- [ ] Other documents from Jackson of NY

My email address is:______________________________________. I (We) will notify Jackson of NY of any new email address.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with Internet access, an active email account, Adobe Acrobat Reader and/or a CD-ROM drive. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery, although you may incur the costs of Internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson of NY. Please make certain you have given Jackson of NY a current email address. Also let Jackson of NY know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Please contact the appropriate Jackson of NY Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery, or request paper copies. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any document or communication in paper form. This consent will need to be supplemented by specific electronic consent upon receipt of any of these means of electronic delivery or notice of availability.

Authorized Callers

• If you want to authorize an individual other than your Producer/Rep to receive Contract information via telephone, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security/Tax I.D. Number	Date of Birth (mm/dd/yyyy)
	/ /

First Name	Middle Name	Last Name

Social Security/Tax I.D. Number	Date of Birth (mm/dd/yyyy)
	/ /

Notice to Applicant

Please note the following applies to all Guaranteed Living Benefit Options elected on page 4.

- A Guaranteed Minimum Withdrawal Benefit (GMWB) may not be appropriate for the Owners who have as a primary objective taking maximum advantage of the tax deferral that is available to them under an annuity Contract. These endorsements may also have limited usefulness in connection with tax-qualified contracts in relation to required minimum distributions imposed by the IRS. Some withdrawals necessary to satisfy required minimum distributions may prematurely deteriorate the benefits provided by a GMWB. When purchasing a tax-qualified contract, special consideration should be given to whether or not the purchase of a GMWB is appropriate for the Owner's situation, including consideration of required minimum distributions. Please consult a tax advisor on this and other matters regarding the selection of income options.
- If you make subsequent premium payments, the Guaranteed Withdrawal Balance will increase by the amount of the payments. We will allocate subsequent premium payments in the same way as your Contract's first premium payment unless you tell us otherwise.
- Subject to the benefit terms, conditions, and limitations, the elected GMWB guarantees that a certain amount may be withdrawn annually, regardless of market performance and even if the Contract Value is zero, until the GMWB is terminated. **Excess withdrawals may result in a significant reduction in your Guaranteed Annual Withdrawal Amount (GAWA) and Guaranteed Withdrawal Balance (GWB).**
- You may not be able to change the Owner, Joint Owner, Annuitants, or spousal Primary Beneficiary, depending on which GMWB you have selected.
- Please note that while Jackson of NY does not currently increase the GMWB charge upon election of an Owner Initiated Step-up, we retain the right to do so in the future.

Client Acknowledgements

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded.
2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
3. **I (We) understand that annuity benefits, death benefit values and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson of NY are variable and may be increased or decreased, and the dollar amounts are not guaranteed.**
4. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division.
5. The Contract I (we) have applied for is suitable for my (our) insurance objective, financial situation and needs.
6. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my Contract Value.
7. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be redetermined each Redetermination Date. The redetermined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermined Period.
8. **I (We) understand that allocations to the Fixed Account Option(s) are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred.**
9. I (We) understand that Jackson of NY may restrict the availability of one or more of the Fixed Account Options and/or reserves the right not to accept additional Premium allocations and transfers into the Fixed Account at any time on a nondiscriminatory basis.
10. If I (we) have elected a Contract Enhancement Option, I (we) hereby acknowledge receipt of the **"Important Disclosure Regarding the Contract Enhancement."**
11. If I (we) have elected the Capital Protection Program, I (we) hereby acknowledge receipt of the **"Capital Protection Program Supplemental Application."**
12. **I (We) certify that the Date of Birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded.**
13. Pursuant to Section 3 of the federal Defense of Marriage Act ("DOMA"), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder's spouse.

It is required for Good Order that all applicable parties to the Contract sign here.

Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Owner's Title (required if owned by an Entity)

Joint Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Annuitant's Signature (if other than Owner)	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Joint Annuitant's Signature (if other than Joint Owner)	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Producer/Representative Acknowledgements

By signing this form, I certify that:

1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract benefits, restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
4. I have complied with requirements for disclosures and/or replacements as necessary.

Jackson of NY Prod./Rep. No.	Producer/Representative Signature	Date Signed (mm/dd/yyyy)
		/ /

First Name	Middle Name	Last Name

- **Program Options Note:** Contact your home office for program information. If no option is indicated, the designated default will be used.

Broker/Dealer Name

Program Options: A ☐ B ☐ C ☐ D ☐ E ☐

Address (number and street)	City	State	ZIP Code

Email Address	Business Telephone No. (including area code)	Percentage
	( )	%

It is required for Good Order that all Producer/Rep numbers be supplied.

If more than one Producer/Representative is participating in a Program Option on this case, please provide all Producer/Representative names, Jackson of NY Producer/Representative numbers and percentages for each (totaling 100%).

Producer/Representative Name	Jackson of NY Producer/Representative No.	Percentage
		%
		%

Not FDIC/NCUA Insured • Not Bank/CU guaranteed • May lose value
Not a deposit • Not insured by any federal agency